Exhibit 99.2

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information in our Annual Report on Form 10-K for the year ended December 31, 2024 and in the other documents that we file with the SEC, before making an investment decision.

Risks Related to Our Business

We recently transitioned our primary business focus from helium exploration to digital infrastructure and we may not be able to effectively execute our business strategy.

In July 2025, we rebranded as New Era Energy & Digital, Inc. and realigned our primary business focus on digital infrastructure and data center development. This strategic pivot represents a fundamental change in our business model. While we are experienced as an asset developer, we have less operating history as a data center developer and there are risks and uncertainties associated with implementing this new line of business. We may invest significant time and resources in our attempts to implement this new line of business, which may never generate returns or generate sufficient returns to yield a profit. Failure to successfully execute our business strategy, (including our 4-phase development model: Site Selection, Development, Execution, and Revenue) could adversely affect our business, financial condition or results of operations.

We are a development-stage company with no operating history or historical revenue, and we face execution risk across all major components of our business.

We were recently formed and are currently in the early stages of developing our digital infrastructure and data center projects. We have not generated any revenue to date and do not expect to do so until the first subleases of our data centers and deliver of behind-the-meter energy commence, which we expect will not occur until at least 2027. Given our early stage of development, it is difficult to predict what results we might ultimately achieve. The uncertainty of a rapidly changing marketplace and ongoing global supply challenges have created a volatile and challenging business climate, which may continue to negatively impact our customers and their spending and investment decisions. Our business model depends on, among other things, our ability to construct, permit, finance, and operate digital infrastructure and data centers. We may not be able to generate the level of revenue necessary to achieve and maintain sustainable profitability and a failure to maintain and grow our revenue volumes would adversely affect our business, financial condition and operating results.

We have not yet constructed our facilities or entered into any binding contracts with any tenants, and there is no guarantee that we will be able to do so in the future. Our limited commercial operating history makes it difficult to evaluate our prospects, the risks and challenges we may encounter and our total potential addressable market. Any delays or setbacks we may experience could have a material adverse effect on our business, financial condition and results of operations, and could harm our reputation.

Our business plan to construct and operate data centers depends on, among other things, our ability to negotiate and enter into binding agreements with potential tenants to lease our facilities. If no potential near-term tenant enters into such binding agreement with us, the construction and operation of our data centers could be significantly delayed. Such delays would result in delays in revenue and could hinder our ability to gain market traction with other potential tenants.

As a result of our limited commercial operating history and ongoing changes in our new and evolving industry, including evolving demand for the types of products and services we offer and the potential development of technologies that may prove more efficient or effective for our intended use cases, our ability to forecast our future results of operations and plan for and model future growth is limited and subject to a number of uncertainties. Therefore, our internal estimates relating to the size of our total addressable market may not be correct. In addition, our expectations with respect to our total potential addressable market may differ from those of third parties, including investors or securities analysts.

There can be no assurance that we will not experience operational or process failures and other problems during the construction or operation of our data center projects. Any failures or setbacks, particularly in the initial phases of our data center projects, could harm our reputation, our ability to attract tenants, and adversely effect our business and financial condition.

We will require significant additional capital to construct and complete our TCDC’s primary site in Ector County, and we may not be able to secure such financing on time with acceptable terms, or at all, which could cause delays in our construction, lead to inadequate liquidity and increase overall costs.

The capital expenditures we expect to incur as we complete the development of first project will be significant. Additional capital may not be available in the amounts required, or on favorable terms. In addition, if any adverse findings are discovered at any stage during the course of our development of the project that would render part of, or all of, the project site to be unsuitable or we discover flaws that may decrease the value of the project site as collateral for purposes of any financing, then we may not be able to obtain the financing necessary to construct the project on favorable terms, or at all.

Delays in construction beyond the estimated development period could increase the cost of completion beyond the amounts that we estimate and beyond the then-available proceeds from rent payments from our tenants we expect to receive, which could require us to obtain additional sources of financing to fund our operations until our project is fully completed (which could cause further delays). Moreover, many factors (including factors beyond our control) could result in a disparity between liquidity sources and cash needs, including factors such as construction delays and breaches of agreements.

Our ability to obtain financing that may be needed to provide additional funding will depend, in part, on factors beyond our control and there can be no assurances that funding will be available to us on commercial terms or at all. Accordingly, we may not be able to obtain financing on terms that are acceptable to us, or at all. Even if we are able to obtain financing, we may have to accept terms that are disadvantageous to us or that may have an adverse impact on our business plan and the viability of the relevant project. The failure to obtain any necessary additional funding could cause any or all of our projects to be delayed or not be completed. Any delays in construction could prevent us from commencing operations when we anticipate and could prevent us from realizing anticipated cash flows, all of which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, financing requirements, liquidity, prospects and the price of our common stock.

Technological advances or disruptive innovations, specifically advancements in AI, may outpace our development cycle, and we are exposed to technology obsolescence across all major asset classes.

The AI and compute infrastructure industries are rapidly evolving. We have been and will continue to be dependent on innovations in technology offerings by our vendors, as well as the adoption of those innovations by tenants. Breakthroughs in chip design, immersion cooling, energy storage, or synthetic power generation could materially reduce the competitive edge of our offerings. Tenants may delay spending while they evaluate any new technologies or may choose providers with more current infrastructure. The rapid pace of innovation in semiconductor design, AI model architecture, power electronics, and battery storage means that capital investments in one generation of infrastructure may be made obsolete before full monetization is realized. If new technologies require materially different site layouts, interconnect systems, or energy delivery formats, portions of our developed capacity may become outdated or require costly retrofits.

Emerging AI technologies, such as demonstrated by Hangzhou DeepSeek Artificial Intelligence Basic Technology Research Co., Ltd. (DeepSeek), may allow for complex AI operations to be executed with significantly less computing power than is currently required. If AI developers are able to achieve the same or better performance outcomes with more energy-efficient, cost-effective, or less resource-intensive technologies, they may adjust their need for large-scale, high capacity power solutions. This shift could have an adverse effect on our business, results of operations, and financial condition. We continuously monitor industry trends and invest in innovation to mitigate these risks. However, there is no assurance that we will be able to anticipate or respond effectively to such changes, which could have an adverse effect on our business, results of operations, and financial condition.

We will be dependent on third-party manufacturing and supply chain relationships to build and operate our facilities. Our reliance on third parties and suppliers involves certain risks that may result in increased costs, delays, and loss of revenue.

We do not have the resources to build our own facilities, and we extensively rely on third parties for materials for our business. As a result, we are subject to risks associated with these third parties, including:

●	insufficient capacity available to meet our demand on time;

●	inability of our suppliers to obtain the equipment or replacement parts necessary to fully operate our facilities or expand available manufacturing capacity;

●	inadequate manufacturing yields and excessive costs;

●	inability of these third parties to obtain an adequate supply of raw materials;

●	extended lead times on supplies used in the building and operation of our facilities;

●	limited warranties on products supplied to us; and

●	potential increases in prices (including the cost of freight and potential or increased tariffs).

Our industry has experienced the effects of manufacturing capacity constraints. The ongoing war in Ukraine and the Middle East, and related international sanctions and restrictions have impacted supply chains for manufacturers. These supply challenges have impacted, and may continue to impact, our ability to fully satisfy the necessary supplies, resources and products required by our business and our data center projects.

In some cases, our requirements may represent a small portion of the total production or business of our third-party suppliers. We cannot provide any assurance that our external partners will devote the necessary resources to our business and when requested by us. Each of these events could increase our costs, lower our gross margin, delay the construction and delivery of our projects, and cause us to hold more inventories, or materially impact our ability to deliver our products on time.

We depend on third-party vendors, contractors, and consultants to support our business.

From licensing and permitting to design, procurement, construction, and operations, we depend on a complex ecosystem of third-party providers to execute our development roadmap. These parties include, among others, engineering firms, construction managers, legal advisors, fiber network providers, and control system integrators. If any such party experiences delays, disputes, or insolvency, or we lose our license or use rights to critical third-party technology, it could materially adversely impact the timing of delivery, cost, or quality of our infrastructure solution and our ability to attract tenants.

We intend to enter into a joint venture with a development partner to operate our flagship site. While we expect to have the ability to influence certain business decisions affecting the joint venture, the success of our investment in the joint venture will depend in large part on development partners’ operation of the joint venture.

Our use of a joint venture structure to develop and operate our flagship site limits our control, reduce our distributions, and exposes us to additional partner, governance, financing, construction, and operational risks, any of which could adversely affect our business, results of operations, financial condition, and cash flows.

We will not have sole control over key decisions regarding development, construction, financing, leasing, operations, major capital expenditures, and potential asset sales. Many of these matters will require the consent of our partner or approval under joint venture governance procedures, which may delay decision-making or prevent us from taking actions that we believe are in our best interests. If the joint venture agreement provides for shared governance or minority consent rights, we could be subject to deadlocks that require dispute resolution mechanisms, which may be costly, time-consuming, and disruptive.

Additionally, our development partner may have different business objectives, return expectations, investment horizons, tax considerations, or other considerations that differ from ours. If our partner experiences financial distress, becomes insolvent, fails to meet its obligations, or otherwise breaches the joint venture agreement, the project could be delayed, incur significantly higher costs, face contractor or lender disputes, or require us to provide additional capital or assume management responsibilities on short notice. Conflicts of interest may arise if our partner pursues other opportunities, competes for tenants or contractors, or allocates personnel and resources across multiple projects.

Additionally, we may not be required to consolidate the joint venture for accounting purposes, which could reduce the transparency of the project’s assets, liabilities, revenues, and expenses in our financial statements. Our share of the joint venture’s results may be recognized under the equity method, which may introduce timing differences, reduce comparability, and increase earnings volatility. We could also be required to recognize impairments if the carrying value of our investment is not recoverable.

Additionally, we intend to rely on material additional equity investments from a development partner in order to support financing efforts. To the extent our partner is unable to make such investments in sufficient amounts or at all, our creditworthiness may decrease substantially, and we may be unable to obtain financing on acceptable terms or at all.

If any of the foregoing risks materialize, our investment in the joint venture could underperform, we could incur losses or impairment charges, and our business, results of operations, financial condition, and cash flows could be materially adversely affected.

Our business operations rely heavily on securing agreements with suppliers for essential materials, equipment, and components which will be used to construct our data center projects.

The execution, termination, expiration, or failure to renew agreements with our suppliers, whether due to unforeseen circumstances, including, but not limited to, supplier insolvency and regulatory changes, pose significant risks to our supply chain. In the event that such agreements are not successfully maintained or replaced, we may encounter difficulties sourcing required materials and components for our data center projects, leading to deployment delays, increased costs, or an inability to meet tenant demand. Any interruption or inability to maintain relationships with current and future suppliers, or failure to secure materials from alternative suppliers could adversely impact our business operations, financial performance, and reputation.

We will need to hire additional skilled employees as we grow and scale up our data center projects, and there is no assurance we will be successful in recruiting, hiring, and training the personnel we need.

There is no assurance that we will be successful in recruiting, hiring, training, and retaining the personnel we need. If we are unable to hire the personnel we need, our ability to achieve our aggressive growth and development milestones could be adversely affected.

We operate in a highly competitive industry, which could reduce our growth opportunities, revenue and operating results.

The data center market is highly competitive and rapidly evolving. Some of our competitors are larger and possess greater financial, marketing, distribution, personnel and other resources than we possess. In addition, our focus on digital infrastructure introduces unique risks due to the high concentration of demand among a small number of potential hyperscaler tenants We cannot assure that we can successfully maintain a competitive position against these third parties, and if so, our financial performance will be negatively impacted.

AI and Large-scale Language Model, or LLM, infrastructure requirements are changing faster than conventional infrastructure can be developed.

The compute requirements for AI training and inference are scaling exponentially, with current models now requiring tens of megawatts per training cycle and high-throughput, ultra-low latency interconnects between GPUs, memory storage, and cooling systems. If our infrastructure design—particularly with respect to power delivery and cooling configurations—does not keep pace with the technical standards demanded by these workloads, our facilities may be underutilized or obsolete before full occupancy. Furthermore, the advantage of our data center projects may be eroded over time if competitors offer modular or prefabricated solutions with faster time-to-power and we may lose prospective tenants to faster-moving providers.

We may not be able to obtain sufficient water resources for our operations, which could materially impair our operations or impact our ability to expand our operations.

Our operations require significant quantities of water for cooling, steam generation and other processes. The availability of adequate water supplies is essential to the operations and expansion of our project site. Prolonged droughts, changes in precipitation patterns, increased competition for water resources or the implementation of a more stringent regulatory regime regarding water rights and water usage (or changes to such regulatory regime) could limit our ability to obtain sufficient water for our project. If we are unable to secure the necessary water resources, we could be forced to limit our operations. Additionally, increased cost of obtaining and treating water or compliance with other environmental regulations related to water could adversely affect our financial conditions and results of operations.

We may face physical site risks, including severe weather events, environmental conditions, or other disasters which could result in an interruption of our operations, a delay in the completion of our data center projects, higher construction costs and the deferral of the dates on which we could receive revenue, all of which could adversely affect us.

Severe weather, including winter storms, can be destructive, causing construction delays, outages and property damage that require incurring additional expenses. A major weather or geological event affecting our future infrastructure could impair the safety or reliability of our data center projects. Furthermore, our operations could be adversely affected, and our physical facilities could be at risk of damage, should global climate conditions produce, among other conditions, unusual variations in temperature and weather patterns, resulting in more intense, frequent and severe weather events or abnormal levels of precipitation. In addition, site access or operation could be affected by new environmental protections or public opposition.

Any failure of our physical infrastructure, or acts of theft or vandalism to our physical infrastructure, could lead to significant costs and disruptions that could reduce our revenue and harm our business reputation and financial results.

Our business depends on providing tenants with highly reliable solutions. We must safehouse our tenants’ infrastructure and equipment located in our facilities. Our facilities could be subject to break-ins, sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems may not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems at our facilities and/or cloud infrastructure could result in lengthy interruptions in our service and our business operations. There can be no assurance that any security or other operational measures that we or our third-party service providers or vendors have implemented will be effective against any of the foregoing threats or issues.

The offerings we will provide in each of our facilities are subject to failure resulting from numerous factors, including:

●	human error;

●	equipment failure;

●	physical, electronic and cybersecurity breaches;

●	fire, earthquake, hurricane, flood, tornado and other natural disasters;

●	extreme temperatures;

●	water damage;

●	fiber cuts;

●	power loss;

●	terrorist acts;

●	theft, sabotage and vandalism; and

●	failure of business partners who provide our resale products.

Problems at one or more of our facilities, whether or not within our control, could result in service interruptions or significant equipment damage. Because our facilities may be critical to many of our tenants’ businesses, service interruptions or significant equipment damage in our facilities could also result in lost profits or other indirect or consequential damages to our tenants. We cannot guarantee that a court would enforce any contractual limitations on our liability in the event that one of our tenants brings a lawsuit against us as a result of a problem at one of our facilities.

In addition, any loss of service, equipment damage or inability to meet our service level commitment obligations could reduce the confidence of our tenants and could consequently impair our ability to obtain and retain tenants, which would adversely affect both our ability to generate revenues and our operating results.

Furthermore, we are dependent upon energy providers, Internet service providers, telecommunications carriers and other operators, some of which have experienced significant system failures and electrical outages in the past. Our tenants may in the future experience difficulties due to system failures unrelated to our systems and offerings. If, for any reason, these providers fail to provide the required services, our business, financial condition and results of operations could be materially and adversely impacted.

Risks Related to Regulatory Compliance

The scale of infrastructure planned at our data center projects will require extensive permitting, interconnection, and third-party coordination.

The scope of infrastructure for our data center projects necessitates cooperation with dozens of agencies, vendors, and contractors. A delay or dispute with any one of these counterparties or regulators could cascade into project-wide impacts. Coordinating these layers in parallel, with differing regulatory timelines, creates real risk for budget overruns or missed commercial operation dates.

We face uncertainty and costly compliance with government regulations.

Our business is subject to extensive, evolving, and increasingly stringent federal, state, and local laws and regulations. Changes in laws and regulations can occur and these changes can be difficult to predict. New laws or regulations, or more stringent enforcement of existing laws or regulations, could adversely affect our business, financial condition and results of operations.

In particular, our operations in Texas, including our Texas Critical Data Centers LLC (“TCDC”) project, are subject to evolving regulations, including Senate Bill 6 (“SB 6”), which may increase our costs and operational complexity. SB 6 imposes new requirements on “large load” customers (defined as facilities drawing 75 MW or more). Under SB 6, we may be required, among other things, to share in the costs of transmission upgrades, which were previously socialized across the rate base. While we plan to utilize “behind-the-meter” generation to mitigate these risks, any regulatory restriction on our ability to interconnect with the Electric Reliability Council of Texas grid could limit our ultimate grid redundancy and make our campus less attractive to hyperscale tenants.

We may be subject to opposition from environmental groups, litigation, or reputational campaigns, which could delay permitting or reduce site flexibility.

Certain types of energy projects (and their associated infrastructure) in the United States frequently face opposition from non-governmental organizations, environmental advocacy coalitions, and some local stakeholders. These groups may challenge proceedings, file administrative appeals, or initiate litigation under the National Environmental Policy Act, the Clean Water Act, or the Endangered Species Act, as well as challenge government activities to grant required environmental permits. Even unsuccessful litigation can delay project timelines, increase legal costs, and discourage investors or tenants.

Furthermore, reputational campaigns in media or political venues—particularly those focused on water usage, emissions from backup gas infrastructure, or perceived AI overreach—may generate public controversy that slows permitting or discourages tenant commitments.

In addition, future phases of our data center projects may interact with environmental and public stakeholder processes. Any local opposition or environmental group litigation could restrict our ability to expand or require costly mitigation efforts.

Risks Related to Financing

We will require significant additional capital to construct and complete our data center projects, and we may not be able to secure such financing on time with acceptable terms, or at all, which could cause delays in our construction, lead to inadequate liquidity and increase overall costs.

The capital expenditures we expect to incur as we complete the development of our data center projects will be significant. We currently estimate that the total capital expenditures we will incur to complete the development of our data center projects could exceed $15 billion in the aggregate.

Additional capital may not be available in the amounts required, or on favorable terms. In addition, if any adverse findings are discovered at any stage during the course of our development of our data center projects that would render part of, or all of, our data center projects to be unsuitable or we discover flaws that may decrease the value of our data center projects as collateral for purposes of any financing, then we may not be able to obtain the financing necessary to construct our data center projects on favorable terms, or at all. Furthermore, any adverse changes in power demand that affect the competitiveness of our data center projects or any failure on our part to obtain or comply with necessary permits or approvals may also hinder our ability to obtain necessary additional capital or financing.

Delays in the construction of our data center projects beyond the estimated development period could increase the cost of completion beyond the amounts that we estimate and beyond the then-available proceeds from rent payments from our tenants we expect to receive, which could require us to obtain additional sources of financing to fund our operations until our data center projects are fully completed (which could cause further delays). Moreover, many factors (including factors beyond our control) could result in a disparity between liquidity sources and cash needs, including factors such as construction delays and breaches of agreements.

Our ability to obtain financing that may be needed to provide additional funding will depend, in part, on factors beyond our control and there can be no assurances that funding will be available to us on commercial terms or at all. Even if we are able to obtain financing, we may have to accept terms that are disadvantageous to us or that may have an adverse impact on our business plan and the viability of the relevant project. The failure to obtain any necessary additional funding could cause any or all of our data center projects to be delayed or not be completed. Any delays in construction could prevent us from commencing operations when we anticipate and could prevent us from realizing anticipated cash flows, all of which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, financing requirements, liquidity, prospects and the price of our common stock.

We may be subject to credit risks.

Credit risk includes the risk that our customers will not pay their bills, which may lead to a reduction in liquidity and an increase in bad debt expense. Credit risk is comprised of numerous factors including the price of products and services provided, the overall economy and local economies in the geographic areas we serve, including local unemployment rates.

Credit risk also includes the risk that various counterparties that owe us money or product will breach their obligations. Should the counterparties to these arrangements fail to perform, we may be forced to enter into alternative arrangements. In that event, our financial results could be adversely affected and we could incur losses.

One alternative available to address counterparty credit risk is to transact on liquid commodity exchanges. The credit risk is then socialized through the exchange central clearinghouse function. While exchanges do remove counterparty credit risk, all participants are subject to margin requirements, which create an additional need for liquidity to post margin as exchange positions change value daily. The Dodd-Frank Wall Street Reform and Consumer Protection Act requires broad clearing of financial swap transactions through a central counterparty, which could lead to additional margin requirements that would impact our liquidity.

We may at times have direct credit exposure in our short-term wholesale and commodity trading activity to various financial institutions trading for their own accounts or issuing collateral support on behalf of other counterparties. We may also have some indirect credit exposure due to participation in organized markets in which any credit losses are socialized to all market participants.

Risks Related to Tenant Concentration and Leasing

Our near-term revenue may be heavily concentrated among a small number of anchor tenants.

Our development strategy will initially be dependent on securing long-term, take-or-pay lease agreements with a limited number of AI hyperscale tenants. While we have engaged in discussions with potential lessees, we have not executed binding lease agreements as of the date hereof. If these parties delay or decline to execute long-term leases, or if terms become unfavorable, it could materially impact our ability to generate revenue and meet financial obligations associated with site development and energy infrastructure.

Failure of any major tenant to perform under its lease could result in material financial losses.

Once executed, our leases are expected to include long-term, take-or-pay structures, under which tenants are obligated to pay base rent and service fees regardless of usage. However, if a tenant defaults, restructures, or declares bankruptcy, we may be unable to enforce full lease payment obligations, particularly if our rights as lessor are contested or if operational performance requirements are not met. Given the scale of infrastructure allocated per tenant, any lease disruption could significantly impair site-level cash flow and cause valuation write-downs on real estate or energy assets.

Our leases may include operational covenants that create performance liability.

Certain tenant agreements may require us to maintain continuous availability of power, cooling, and security infrastructure at service levels that match hyperscale standards (e.g., 99.999% uptime, tiered failover, dedicated thermal recovery). Failure to meet these conditions—due to delays in licensing, gas turbine failures, water shortages, or other force majeure events—could trigger contractual penalties, rent abatements, or early termination rights. These provisions could materially increase our liability exposure even if subleases are nominally long-term and fixed-rate.

Tenant consolidation or vertical integration could reduce long-term leasing demand.

We face risks related to industry consolidation and tenant vertical integration. Major hyperscalers are increasingly seeking to build and own their own infrastructure, including energy generation assets and fully integrated data campuses. If these companies successfully verticalize their power generation and real estate strategies, demand for third-party infrastructure platforms such as ours may decline. In addition, consolidation within the AI sector could result in tenant concentration risk or create new infrastructure monopolies that exclude new entrants like us. This trend may limit our ability to renew leases at market rates or expand existing tenant footprints as intended.

We may be required to offer lease concessions or capital subsidies to secure long-term tenants.

As competition for AI-aligned tenants increases, we may need to provide infrastructure rebates, tenant improvement allowances, or direct capital support for high-density power configurations, cooling corridors, or private substations. These concessions may reduce net effective rent and extend payback periods, particularly in earlier phases of the development where site-wide utilities and redundancy are still being constructed.

We may not achieve tenant adoption at the pace or pricing levels required for financial viability.

Although we are actively negotiating with prospective tenants, there is no guarantee these entities will execute leases with us or maintain full occupancy under our pricing assumptions. Additionally, tenants often have significant bargaining power and may demand capital support, infrastructure rebates, or operational guarantees that may increase our costs or reduce our profitability. A failure to achieve tenant adoption at an adequate pace and at assumed pricing levels may have a material adverse impact on our business prospects, financial condition, results of operations and cash flows.

If we fail to meet certain milestones in any of our leases, including delivery of schematic design documents, delivery of design development documents and construction documents, early access completion, and substantial completion and final completion of the construction of powered shells by certain specified deadlines, the tenants may be entitled to substantial liquidated damages that would have a material adverse effect on the financial position and liquidity of the Company. In addition, the tenants may terminate their lease agreements and we may be obligated to repay amounts equal to or in excess of any and all accrued rent credits and other amounts advanced to us in the form of any prepayments or reimbursements, which amounts would be significant. Any such termination and required repayments would likely lead to our insolvency.

Our ability to complete the project milestones is subject to substantial risks, many of which are out of our control. Similar projects have frequently experienced time delays and cost overruns in construction and development as a result of the occurrence of various of these risks, and no assurance can be given that we will not experience similar events, any of which could have a material adverse effect on our business prospects, financial condition, results of operations and cash flows.

Risks Related to Our Governance and Operating Model

Some members of our management team have limited experience in operating a public company.

Some members of our management team, including our executive officers, have limited experience in the management of a publicly traded company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities, which will result in less time being devoted to our business’ management and growth. We may need to add additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting to maintain what is required of public companies in the United States. The development and implementation of the standards and controls necessary for us to maintain the level of accounting standards required of a public company in the United States may require greater costs than expected. We could be required to expand our employee base and hire additional employees and advisors to support our operations as a public company, which will increase our operating costs in future periods.

We are subject to outstanding litigation filed by the State of New Mexico, which could result in substantial legal fees or damages and may divert management’s time and attention from our business.

On December 23, 2025, the State of New Mexico and the Oil Conservation Division of the Energy, Minerals and Natural Resources Department of the State of New Mexico filed a civil complaint in the First Judicial District Court of the State of New Mexico (the “New Mexico Lawsuit”) alleging, among other things, that we engaged in a fraudulent scheme to acquire oil and gas wells in the State of New Mexico and discharge associated environmental liabilities on the State of New Mexico and its taxpayers.

We may incur significant legal and other fees and costs to resolve the New Mexico Litigation. In addition, monitoring and defending against such litigation is time-consuming for management and detracts from our ability to fully focus our internal resources on our business activities. We are not currently able to estimate the possible cost to us from the New Mexico Litigation, as this matter is currently at an early stage and we cannot be certain how long it may take to resolve this matter or the possible amount of any damages that we may be required to pay. We could, in the future, incur an adverse judgment or enter into a settlement for monetary damages as a result of the New Mexico Litigation. During the pendency of our litigation, we may be unable to consummate our contemplated sale of legacy natural gas assets. If the New Mexico Litigation results in the payment of substantial damages by us or our ability to monetize existing assets, it could adversely effect our business, financial condition or results of operations.

Risks Related to Market Conditions and Macroeconomic Factors

Adverse macroeconomic conditions could impair our ability to raise capital or complete development phases.

The success of our data center projects depends on continued access to both equity and project-level debt to fund real estate, energy, and infrastructure development. In the event of economic downturns, financial market volatility, interest rate increases, or reduced investor risk appetite—particularly for real asset or infrastructure investments—we may be unable to secure sufficient capital on acceptable terms or at all. This could result in construction delays, contract renegotiations, or asset impairments, any of which would have a material adverse effect on our business, results of operations and cash flows.

Cost overruns and inflationary pressures could materially increase development and operating costs and impact our capital budget and profitability.

The construction of our data center projects is expected to span multiple years and include capital-intensive civil, electrical, and mechanical engineering work. The prices of steel, concrete, turbine components, piping systems, data center racks, and high-voltage equipment have experienced material inflation in recent years. Similarly, prices for imported materials, equipment and supplies used in our business may also be negatively impacted by tariff policy, which can be inflationary. If inflation or tariffs affect labor rates, raw materials (e.g., steel, concrete), or specialized equipment, our project budgets may increase significantly. Our project budget may escalate due to engineering rework, licensing scope changes, and schedule slippage. Similarly, labor costs for skilled construction workers, electricians, and qualified engineers continue to rise.

If inflation persists or accelerates, the cost to complete our data center projects may exceed our estimates, reducing return on investment and increasing reliance on additional capital raises. While we have incorporated contingency planning into our baseline financial models, these provisions may not be sufficient to cover real-time market variability. Unexpected inflation or commodity price shocks may necessitate budget revisions or additional capital raising.

Changes in U.S. trade policy, including the imposition of tariffs and the resulting consequences, may have a material adverse impact on our business and results of operations.

The United States government has indicated its intent to adopt a new approach to trade policy and in some cases to renegotiate, or potentially terminate, certain existing bilateral or multi-lateral trade agreements. It has also initiated or is considering the imposition of tariffs on certain foreign goods and products. Changes in United States trade policy have resulted in many United States trading partners adopting responsive trade policies, and additional responsive trade policies could be adopted in the future. These measures could materially increase the costs we incur in developing, deploying and maintaining our reactors, gas turbines and other long-lead time components.

We will depend on a limited number of suppliers, including suppliers of our gas turbines and other long-lead time system components that may be manufactured oversees, to provide us, directly or through other suppliers, with items such as equipment for the construction and development of our data center projects, other components and raw materials. Tariffs on such components would increase our costs to the extent those components are imported into the United States. While a certain portion of the increased costs may be absorbed by certain suppliers, some suppliers may struggle to absorb the increased costs, especially over the long term, potentially leading to supply disruptions or cost pass-throughs to us, which may lead to an increase in our expenditures. Any shortage, delay or component price change from these suppliers, including as a result of changes in exchange rates, taxes or tariffs, could result in sales and installation delays, cancellations and loss of market share. If there are substantial tariffs imposed by the United States on countries from which we import certain of our key products, we may not be able to pass the cost through to our tenants.

We cannot predict future trade policy or the terms of any renegotiated trade agreements and their impact on our business. The adoption and expansion of trade restrictions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies has the potential to adversely impact demand for our products, our costs, our tenants, our suppliers, and the United States economy, which in turn could adversely impact our business, financial condition and results of operations. Our attempts to mitigate potential disruptions to our supply chain and offset procurement and operational cost pressures, such as through alternative sourcing and/or increases in the selling prices of some of our products, may not be successful. To the extent that cost increases result in significant increases in our expenditures, or if our price increases are not sufficient to offset these increased costs adequately or in a timely manner, and/or if our revenues decrease, our business, financial condition or operating results may be adversely affected.

Interest rate fluctuations may increase our cost of capital and reduce profitability.

Our data center projects will utilize a mix of fixed and variable rate financing instruments. Increases in benchmark interest rates, lender spreads, or risk premiums for long-duration infrastructure projects may increase debt service costs, reduce debt availability, or constrain financial flexibility. Rising rates may also reduce the relative attractiveness of our common equity to yield-seeking investors, limiting the success of this offering or future follow-on financings.

Shifts in federal, state, or local policy may affect permitting, taxation, or infrastructure incentives.

Our development strategy is currently supported by a policy environment that encourages energy innovation, U.S.-based manufacturing, and advanced infrastructure deployment. However, changes in political leadership or budget priorities at the federal or state level could result in the rollback of tax credits), delays in Department of Energy funding programs, or new environmental permitting requirements. At the state level, changes in law or interpretation regarding water rights, transmission access, or land use could materially adversely impact the ability of our data center projects to expand or conduct business any of which could materially adversely affect our business.

Sustainability expectations may evolve in ways that affect project costs or tenant commitments.

Sustainability expectations—particularly around carbon neutrality and sustainable water use—may continue to evolve. In the future, certain institutional investors or tenants may require additional certifications, climate audits, or supply chain transparency that increase compliance costs. Failure to meet such expectations could limit tenant participation, equity investment, or long-term valuation.